LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2026

Salt Lake City, UT, November 4, 2025, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes at the cellular level, today reported financial results for its first fiscal quarter ended September 30, 2025.
First Quarter Fiscal 2026 Summary*:
•Revenue was $47.6 million, an increase of 0.7% from the prior year period. Excluding the impact of foreign currency fluctuations, first quarter revenue increased approximately 0.3%;
•Revenue in the Americas increased 0.8%, and revenue in Asia/Pacific & Europe increased 0.4%. Excluding the foreign currency fluctuations, first quarter revenue in Asia/Pacific & Europe decreased 1.4%;
•Net income per diluted share was $0.17, versus $0.14 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.18, compared to $0.15 a year ago; and
•Adjusted EBITDA was $3.9 million compared to $4.4 million a year ago.
* All comparisons are on a year over year basis and compare the first quarter of fiscal 2026 to the first quarter of fiscal 2025, unless otherwise noted.
"The first quarter marked a pivotal milestone for LifeVantage as we focused on closing our strategic acquisition of LoveBiome, positioning us as a leader at the intersection of two rapidly expanding wellness markets: natural GLP-1 activation and microbiome health," said Steve Fife, President and CEO of LifeVantage. “We're seeing several encouraging trends that should drive accelerating growth as we scale our combined operations and realize the full benefits of our strategic investments. The integration of LoveBiome's passionate consultant community along with their flagship P84 product is already exceeding expectations and momentum is building across our business. With a comprehensive wellness ecosystem that addresses multiple aspects of human health through scientifically validated activation technologies, we are uniquely positioned to serve the evolving needs of consumers worldwide.”
First Quarter Fiscal 2026 Results
For the first quarter ended September 30, 2025, the Company reported revenue of $47.6 million, a 0.7% increase over the first quarter of fiscal 2025. Excluding the impact of foreign currency fluctuations, first quarter revenue increased 0.3%. Revenue in the Americas region for the first quarter of fiscal 2026 increased 0.8%. Revenue in the Asia/Pacific & Europe region increased 0.4%; on a constant currency basis, revenue in the Asia/Pacific & Europe region decreased 1.4%.
Gross profit for the first quarter of fiscal 2026 was $37.8 million, or 79.5% of revenue, compared to $37.7 million, or 79.9% of revenue, for the same period in fiscal 2025. The decrease in gross profit as a percentage of revenue was primarily due to increases in shipping and warehouse related expenses.
Commissions and incentives expense for the first quarter of fiscal 2026 was $20.7 million, or 43.5% of revenue, compared to $20.3 million, or 43.0% of revenue, for the same period in fiscal 2025. The increase in commissions and incentives as a percentage of revenue was primarily due to changes in sales mix along with the timing and magnitude of our various promotional and incentive programs.
Selling, general and administrative (SG&A) expense for the first quarter of fiscal 2026 was $14.9 million, or 31.2% of revenue, compared to $14.8 million, or 31.4% of revenue, for the same period in fiscal 2025. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2026 were $14.6 million, or 30.8% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2025 of $14.7 million, or 31.1% of revenue.

Operating income for the first quarter of fiscal 2026 was $2.3 million compared to $2.6 million for the first quarter of fiscal 2025. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2026 was $2.5 million compared to adjusted non-GAAP operating income of $2.7 million for the first quarter of fiscal 2025.
Net income for the first quarter of fiscal 2026 was $2.2 million, or $0.17 per diluted share, compared to $1.8 million, or $0.14 per diluted share for the first quarter of fiscal 2025. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2026 was $2.3 million, or $0.18 per diluted share, compared to adjusted non-GAAP income of $1.9 million, or $0.15 per diluted share, for the first quarter of fiscal 2025.
Adjusted EBITDA was $3.9 million for the first quarter of fiscal 2026, versus $4.4 million for the comparable period in fiscal 2025.
Balance Sheet & Liquidity
The Company used $2.3 million of cash from operations during the first three months of fiscal 2026 compared to $0.6 million in the same period in fiscal 2025. The Company's cash and cash equivalents at September 30, 2025 were $13.1 million, compared to $20.2 million at June 30, 2025, and there was no debt outstanding.
Share Repurchase
During the first quarter of fiscal 2026, the Company repurchased 44,000 of its common shares for an aggregate price of approximately $0.6 million. There was approximately $16.7 million remaining under the current repurchase program authorization as of September 30, 2025.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.045 per common share. The dividend will be paid on December 15, 2025 to all stockholders of record at the close of business on December 1, 2025.
Fiscal Year 2026 Guidance
The Company is reiterating its previously issued guidance of revenue in the range of $225 million to $240 million, adjusted EBITDA of $23 million to $26 million, and adjusted earnings per share in the range of $1.00 to $1.15. The Company continues to anticipate revenue in the second half of the fiscal year will be higher than the first half due to the seasonality associated with its MindBody product line and the impact of the LoveBiome acquisition. The Company expects a full year tax rate of approximately 24% to 26%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2026.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 704-4453 from the U.S. or international callers can dial (201) 389-0920. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, November 18, 2025, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13756552, or (412) 317-6671 from international locations, and entering confirmation code 13756552.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1738873&tp_key=d49cd5ee47. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the Activation company, is a pioneer in nutrigenomics—the study of how nutrition and naturally occurring compounds can unlock your genes and the health coded within. Our products work with your unique biology and help your body make what it needs for health. The line of scientifically validated activators includes the flagship Protandim® family of products, TrueScience® Liquid Collagen, the newest MindBody GLP-1 System™, the comprehensive gut activator P84, the Activation-supporting nutrients such as Omega, D3+, and the Rise AM & Reset PM System®, as well as AXIO® nootropic energy drink mixes, the full TrueScience® line of skin and hair care products, and Petandim®, a pet supplement formulated to combat oxidative stress in dogs. Our independent Consultants sell our products to Customers and share the business opportunity with entrepreneurs seeking to begin their own business. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, expected financial performance, including revenue margins, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	September 30, 2025	June 30, 2025
ASSETS
Current assets
Cash and cash equivalents	$13,091	$20,201
Accounts receivable	2,425	3,294
Income tax receivable	5,298	635
Inventory, net	20,594	20,669
Prepaid expenses and other	3,640	6,095
Total current assets	45,048	50,894

Property and equipment, net	5,997	6,207
Right-of-use assets	7,664	8,041
Intangible assets, net	245	245
Deferred income tax asset	1,989	5,970
Other long-term assets	636	601
TOTAL ASSETS	$61,579	$71,958

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,356	$4,600
Commissions payable	5,986	7,237
Income tax payable	—	—
Lease liabilities	1,881	1,867
Other accrued expenses	6,606	13,513
Total current liabilities	18,829	27,217

Long-term lease liabilities	9,310	9,811
Other long-term liabilities	283	289
Total liabilities	28,422	37,317
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,691 and 12,429 issued and outstanding as of September 30, 2025 and June 30, 2025, respectively	1	1
Additional paid-in capital	137,652	139,962
Accumulated deficit	(103,141)	(104,147)
Accumulated other comprehensive loss	(1,355)	(1,175)
Total stockholders’ equity	33,157	34,641
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$61,579	$71,958

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2025	2024
Revenue, net	$47,561	$47,214
Cost of sales	9,745	9,491
Gross profit	37,816	37,723

Operating expenses:
Commissions and incentives	20,695	20,305
Selling, general and administrative	14,853	14,848
Total operating expenses	35,548	35,153
Operating income	2,268	2,570

Other income (expense):
Interest income, net	87	59
Other expense, net	(114)	(51)
Total other income (expense)	(27)	8
Income before income taxes	2,241	2,578
Income tax expense	(86)	(752)
Net income	$2,155	$1,826
Net income per share:
Basic	$0.17	$0.15
Diluted	$0.17	$0.14
Weighted-average shares outstanding:
Basic	12,398	12,162
Diluted	12,946	12,824

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2025		2024
Americas	$37,197	78%	$36,892	78%
Asia/Pacific & Europe	10,364	22%	10,322	22%
Total	$47,561	100%	$47,214	100%

Active Accounts
(Unaudited)

	As of September 30,
	2025		2024		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	32,000	67%	31,000	66%	1,000	3.2%
Asia/Pacific & Europe	16,000	33%	16,000	34%	—	—%
Total Active Independent Consultants	48,000	100%	47,000	100%	1,000	2.1%

Active Customers (2)
Americas	59,000	81%	61,000	80%	(2,000)	(3.3)%
Asia/Pacific & Europe	14,000	19%	15,000	20%	(1,000)	(6.7)%
Total Active Customers	73,000	100%	76,000	100%	(3,000)	(3.9)%

Active Accounts (3)
Americas	91,000	75%	92,000	75%	(1,000)	(1.1)%
Asia/Pacific & Europe	30,000	25%	31,000	25%	(1,000)	(3.2)%
Total Active Accounts	121,000	100%	123,000	100%	(2,000)	(1.6)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2025	2024
GAAP Net income	$2,155	$1,826
Interest income, net	(87)	(59)
Provision for income taxes	86	752
Depreciation and amortization	610	797
Non-GAAP EBITDA:	2,764	3,316
Adjustments:
Stock compensation expense	826	917
Other expense, net	114	51
Other adjustments(1)	217	144
Total adjustments	1,157	1,112
Non-GAAP Adjusted EBITDA	$3,921	$4,428

(1) Other adjustments breakout:
Key management severance expenses	—	38
Executive team recruiting and transition expenses	—	106
Other nonrecurring expenses	217	—
Total adjustments	$217	$144

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2025	2024
GAAP Net income	$2,155	$1,826
Adjustments:
Key management severance expenses	—	38
Executive team recruiting and transition expenses	—	106
Other nonrecurring expenses	217	—
Tax impact of adjustments(1)	(54)	(37)
Total adjustments, net of tax	163	107
Non-GAAP Net income:	$2,318	$1,933

	Three Months Ended September 30,
	2025	2024
Diluted earnings per share, as reported	$0.17	$0.14
Total adjustments, net of tax	0.01	0.01
Non-GAAP adjusted diluted earnings per share	$0.18	$0.15

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2026 and 2025, respectively.